                                                                   Exhibit 10.35

                               OPTION AGREEMENT


                                 BY AND AMONG

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                                    AND THE

          AMERICAN GENERAL HOSPITALITY, INC. RETIREMENT SAVINGS PLAN


                          Dated as of April 26, 1996

                               TABLE OF CONTENTS

                                                                                PAGE
ARTICLE I:    THE OPTION.......................................................... 1
      1.1     Grant of Option..................................................... 1
      1.2     Term and Exercise of Option......................................... 1
      1.3     Acquisition Consideration........................................... 2
      1.4     Lock-Up Agreement................................................... 2
      1.5     Other Agreements.................................................... 2
      1.6     Adjustments to Acquisition Consideration............................ 2

ARTICLE II:   CLOSING PROCEDURES.................................................. 2
      2.1     Contribution of Property Interests.................................. 2
      2.2     Closing; Conditions to Obligations.................................. 2
      2.3     Documents to Be Delivered at the Closing............................ 4
      2.4     Cessation of Public Offering........................................ 5
      2.5     Closing Costs....................................................... 6
      2.6     Default............................................................. 6
      2.7     Further Assurances.................................................. 6

ARTICLE III:  REPRESENTATIONS, WARRANTIES
                 AND COVENANTS THE GRANTOR........................................ 6
      3.1     Title to Interests.................................................. 6
      3.2     Organization; Authority; No Conflicts............................... 7
      3.3     Litigation.......................................................... 7
      3.4     No Other Agreements................................................. 8
      3.5     No Brokers.......................................................... 8

      3.6     Investment Representations and Warranties........................... 8
      3.7     Private Placement Memorandum........................................ 9
      3.8     Covenant to Remedy Breaches......................................... 9

ARTICLE IV:   REPRESENTATIONS, WARRANTIES AND
                 COVENANTS OF THE COMPANY.......................................  10
      4.1     Authority.........................................................  10
      4.2     No Brokers........................................................  10
      4.3     Same Offer........................................................  10
      4.4     Grantor's Participation...........................................  10

ARTICLE V:    POWER OF ATTORNEY.................................................  11
      5.1     Grant of Power of Attorney........................................  11
      5.2     Limitation on Liability...........................................  12
      5.3     Ratification; Third Party Reliance................................  12

ARTICLE VI:   DEFINED TERMS.....................................................  12

                                                                                PAGE
ARTICLE VII:  MISCELLANEOUS.....................................................  14
      7.1     Amendment.........................................................  14
      7.2     Entire Agreement; Counterparts; Applicable Law....................  14
      7.3     Assignability.....................................................  14
      7.4     Titles............................................................  14
      7.5     Third Party Beneficiary...........................................  14
      7.6     Severability......................................................  15
      7.7     Equitable Remedies................................................  15
      7.8     Notices; Exercise of Option.......................................  15
      7.9     Waiver of Rights; Consents with Respect to Partnership Interests..  16
      7.10    Confidentiality...................................................  17
      7.11    Computation of Time...............................................  17
      7.12    Survival..........................................................  17
      7.13    Time of the Essence...............................................  18

Exhibits

A.  Partnerships & Interests
B.  Form of Lock-Up Agreement
C.  Form of Registration Rights Agreement
D.  Adjustment Provisions



Schedule 1.3A
Schedule 1.3B
Schedule 1.3C
Schedule 1.3D
Schedule 1.3E


The exhibits and/or schedules of Exhibit 10.35, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

                               OPTION AGREEMENT
                               ----------------

          This Option Agreement (this "AGREEMENT") dated as of the 26th day of April, 1996 by and among AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation (the "Company"), and AMERICAN GENERAL HOSPITALITY, INC. RETIREMENT SAVINGS PLAN, a trust created under the laws of Texas (the "Grantor"). Capitalized Terms not otherwise defined shall have the meanings ascribed thereto in Article VI.


                               R E C I T A L S:
                               - - - - - - - -


          A. The Grantor owns direct or indirect interests in five partnerships as described on Exhibit A (the "PARTNERSHIPS").

          B. The Company desires to acquire through a contribution to capital from the Grantor, and the Grantor desires to grant to the Company, an option to acquire on the terms and conditions set forth herein, all interests owned by the Grantor as set forth on Exhibit A and any other direct or indirect interests the Grantor may have, whether now owned or hereinafter acquired, in the Partnerships and/or in the properties set forth opposite each such Partnership's name on Exhibit A. (Each such property and all personal property related thereto or to the operation thereof is hereinafter referred to as such Partnership's "PROPERTY," and all of such direct or indirect interests of the Grantor in such Partnership or Property, including, without limitation, the interests shown on Exhibit A, are referred to collectively as the Grantor's "PROPERTY INTERESTS").

          C. The Company desires to acquire the Property Interests in connection with (i) its formation and qualification as a real estate investment trust and (ii) the proposed initial public offering ("IPO") of shares of the Company's common stock, no par value ("COMMON STOCK"). In connection with the foregoing, the Company has formed the American General Hospitality Operating Partnership, L.P., an indirectly wholly owned Delaware limited partnership (the "OPERATING PARTNERSHIP") to acquire through contributions to capital the direct or indirect interests of others in the Partnerships or Property and other direct or indirect interests in other partnerships or properties.

          NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by the Company to the Grantor, the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantor agree as follows:


          ARTICLE I:  THE OPTION
                      ----------

          1.1  Grant of Option.  The Grantor hereby irrevocably grants to the
               ---------------
Company the right and option (the "OPTION") to acquire through a contribution to capital all the Grantor's right, title and interest in the Grantor's Property Interests on the terms and conditions set forth herein. The Grantor shall take all reasonable action necessary to obtain assignments of limited or general partner interests, as the case may be ("Assigned Interests"), in the Partnerships listed in rows D and E on Exhibit A, in proportion to the Grantor's direct and/or indirect interests in the partnerships previously holding such Assigned Interests.

          1.2  Term and Exercise of Option.  The Option may be exercised by the
               ---------------------------
Company at any time from and after the date hereof through 5:00 p.m. on the earlier of (i) October 31, 1996 or (ii) the

Cessation Date (the earlier of such dates, the "OPTION TERMINATION DATE"); provided, that if on the Option Termination Date the Company or the Grantor is prohibited by applicable law, or the Company or the Grantor is subject to a stay, order, injunction, or similar limitation or any pending or threatened action or proceeding to enjoin, restrain, prohibit or assess substantial damages in respect of the exercise by the Company of the Option, then the Option may be exercised by the Company during the 10 business day period commencing on the first business day following the removal of each such prohibition, stay, order, injunction, action, proceeding or similar limitation in effect at that time. Subject to the foregoing, if the Company does not exercise the Option by the Option Termination Date, the Option shall be deemed terminated and shall be of no further force or effect and the Grantor shall have no further obligations hereunder.

          1.3  Acquisition Consideration.  The consideration (the "ACQUISITION
               -------------------------
CONSIDERATION") to be received by the Grantor in respect of the contribution of the Grantor's Property Interest, shall be determined in accordance with Schedules 1.3A, 1.3B, 1.3C, 1.3D and 1.3E, as the case may be, prior to any adjustments pursuant to Section 1.6. The Acquisition Consideration shall be paid in shares of Common Stock (the "GRANTOR'S SHARES"). With respect to each Property, the Acquisition Consideration will be allocated 95% to buildings, fixtures and other improvements and 5% to personal property.

          1.4  Lock-Up Agreement.  The Grantor's Shares to be issued to the
               -----------------
Grantor hereunder shall be subject to a Lock-Up Agreement to be executed at Closing by the Company and the Grantor, substantially in the form attached as Exhibit B, whereby the Grantor will not be permitted to transfer such shares for one year after Closing, except as otherwise permitted under such agreement.

          1.5  Other Agreements.  At or prior to Closing, the Company, the
               ----------------
Grantor and the other parties thereto shall enter into a Registration Rights Agreement, as described in Section 5.1(a) and substantially in the form attached hereto as Exhibit C.

          1.6  Adjustments to Acquisition Consideration.  At Closing, with
               ----------------------------------------
respect to the Grantor and each Partnership, items of revenue and expense shall be prorated as of 12:01 A.M. on the Closing Date for each Partnership in accordance with provisions substantially in the form on Exhibit D attached hereto. For purposes of this Section 1.6 and Exhibit D, each Grantor shall be considered an "Other Contributor" within the meaning of Exhibit D and agrees to be bound by Exhibit D and fulfill all obligations thereunder, including the obligation to make payments prescribed thereunder, if any.

          ARTICLE II:  CLOSING PROCEDURES
                       ------------------

          2.1  Contribution of Property Interests.  Upon the Company's exercise
               ----------------------------------
of the Option, the Grantor shall, in accordance with Section 2.2 hereof, transfer, assign, and convey to the Company and the Company shall accept as a contribution to capital from the Grantor, all right, title and interest in the Grantor's Property Interests, free and clear of all Encumbrances in exchange for the Grantor's Acquisition Consideration.



          2.2  Closing; Conditions to Obligations.
               ----------------------------------

          (a) The Company shall exercise the Option by delivering to the Grantor a notice (the "OPTION NOTICE"), which notice shall state (i) the date (the "CLOSING DATE") of the closing of the transaction contemplated by Section 2.1 (the "CLOSING"), which date shall be no more than 30 days following the date of the Option Notice, and (ii) if the Acquisition Consideration will be less than the total amount set forth in Exhibit A, the amount of the Acquisition Consideration. The Closing shall be held within such 30 day period at the offices of Battle Fowler, LLP, 75 East 55th Street, New York, New York or at such other place to be determined by the Company in its sole discretion. Following delivery of an Option Notice, the Company and Grantor will at or prior to the Closing execute and deliver all closing documents (the "CLOSING DOCUMENTS") required by the Company pursuant to
Section 2.3 and, pending the Closing, deposit such Closing Documents in escrow with Battle Fowler, LLP, as escrow agent of the Company (the "ESCROW AGENT").

          (b) The Closing will occur simultaneously with the closing of the IPO (the "IPO CLOSING"); provided, that the IPO Closing shall be deemed to have occurred only if that portion of the net proceeds from the IPO which is to be contributed to the Operating Partnership by the Company is sufficient, as determined by the Company in its reasonable discretion, to enable the Operating Partnership to apply such portion of the net proceeds to acquire such other properties or interests, to repay principal, interest and other amounts due with respect to indebtedness and to meet such other obligations as may be described in the Registration Statement on Form S-11 prepared and filed in connection with the IPO, as the same shall be in effect on the day of the IPO Closing.

          (c)  The following deliveries shall be made at the Closing:

                    (i) the Company shall cause to be delivered to the Escrow Agent, a Common Stock certificate, representing the number of Grantor's Shares to be received by the Grantor pursuant to Section 1.3 (the "GRANTOR STOCK CERTIFICATE"); and

                   (ii)    upon receipt of the consideration set forth in clause
(i) above, the Escrow Agent will release the Closing Documents to the Company and deliver to the Grantor the Grantor Stock Certificates.

          (d) Notwithstanding any other provision of this Agreement, the Company may, in its sole discretion, elect not to consummate the contribution of all or any portion of the Property Interests of the Grantor as follows:

                    (i) in the event that the Grantor either identifies in its Assignment delivered pursuant to Section 2.3(a) a breach of or other exception with respect to any of the representations, warranties or covenants contained in Article III or has otherwise breached this Agreement,

                   (ii) in the event the Grantor shall not have obtained the Assigned Interests in the Partnerships listed in rows D and E on Exhibit A in proportion to the Grantor's interests in the partnerships previously holding such Assigned Interests, or

                  (iii) in the event that all authorizations, consents or approvals of any governmental or administrative agency or authority or any third party necessary in order to consummate the contribution of the Grantor's Property Interests, or there exists an order or judgment enjoining, restraining or prohibiting, or assessing substantial damages in respect of such consummation, or there shall be any action or proceeding instituted or threatened in writing to enjoin, restrain, prohibit or assess substantial damages in respect of such consummation, then, the Company shall, in lieu of the delivery with respect to the Grantor
- ----
pursuant to clause (c)(i) above, either (A) in the case of an election not to consummate the contribution of all of the Grantor's Property Interests, notify the Escrow Agent of such election and direct the Escrow Agent to return the Grantor's Closing Documents to the Grantor, or (B) in all other cases, equitably adjust the delivery with respect to the Grantor pursuant to clause (c)(i) above to reflect the portion of the Grantor's Property Interests with respect to which the contribution is actually being consummated, which adjustment shall be determined in the Company's reasonable discretion, and shall in all events be binding upon the Grantor.

          (e) Notwithstanding any other provision of this Agreement, the Grantor may, in its sole discretion, elect not to consummate the contribution of its Property Interests unless the following conditions have occurred: (i) its trustees shall have received an opinion of an independent appraiser that the value of the Acquisition Consideration is equal to or exceeds the value of the Property Interests to be contributed by the Grantor to the Company; (ii) its trustees shall have received an opinion from outside counsel that the contribution of the plan's Property Interests does not constitute a "prohibited transaction" within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended; and (iii) the Company has determined that the IPO Closing has occurred, as referenced in Section 2.2(b) above.

          (f) Except as the result of a default by the Grantor hereunder, if the Closing does not occur within 30 days of the date of the Option Notice, then neither the Company nor the Grantor shall have any obligations under the Closing Documents, the Closing Documents shall be deemed null and void ab initio and the
                                                               -- ------
Company will direct the Escrow Agent to destroy the Closing Documents it holds. This Agreement shall thereafter remain in effect and the Company may thereafter exercise the Option again at any time before the Option Termination Date.

          2.3  Documents to Be Delivered at the Closing.  At or prior to the
               ----------------------------------------
Closing, the Grantor shall, directly or through the attorney-in-fact appointed pursuant to Article V hereof, execute, acknowledge where deemed desirable or necessary by the Company, and deliver to the Escrow Agent, in addition to any other documents mentioned elsewhere herein, the following:

          (a) An assignment of the Grantor's Property Interests (the "ASSIGNMENT"), which assignment shall be in a form satisfactory to the Company, shall contain a warranty of title that the Grantor owns the Grantor's Property Interests free and clear of all Encumbrances (as defined below) and shall either
(i) reaffirm the accuracy of all representations and warranties and the satisfaction of all covenants contained in Article III hereof, or (ii) if such reaffirmation cannot be made, identify those representations, warranties and/or covenants contained in Article III hereof (other than Section 3.8) which the Grantor can no longer make or comply with, represent that the Grantor has used reasonable efforts to take such actions as would permit the Grantor to make such representations and warranties and/or to comply with such covenants, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants contained in Article III hereof.

          (b) If requested by the Company, a certificate certifying all appropriate trust actions authorizing the execution, delivery and performance by the Grantor of this Agreement and the Closing Documents.

          (c) If requested by the Company, an opinion from counsel for the Grantor in form and content reasonably acceptable to the Company substantially to the effect that:

                    (i) the declaration of trust creating the Grantor is in full force and effect and the Grantor had and has all applicable power and authority to execute, deliver and perform this Agreement and the Closing Documents;

                   (ii) the execution, delivery and performance of this Agreement and the Closing Documents, and the transactions contemplated hereby and thereby, do not: (x) constitute a breach or a violation of the Grantor's declaration of trust or, to the knowledge of such counsel, any indenture, deed of trust, mortgage, loan or credit agreement or other material agreement or instrument to which the Grantor is a party or by which it or its assets or properties are bound or affected, except for such breach or violation as the Company has represented and warranted will be waived or cured, or discharged or repaid prior to or contemporaneously with the Closing; (y) to the knowledge of such counsel, constitute a violation of any order, judgment or decree to which the Grantor is a party or by which it or any of its assets or properties are bound or affected; or (z) to the knowledge of such counsel, result in the creation of any lien, charge or encumbrance upon any of the Grantor's assets or properties, except for Permitted Pledges (as defined below); and

                  (iii) all applicable trust action necessary for the Grantor to execute and deliver this Agreement and the Closing Documents and to perform the transactions contemplated hereby and thereby has been taken and that the same have been validly executed and delivered and are the valid and binding obligations of the Grantor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally.

          (d) An affidavit establishing an exemption from the withholding requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), as amended. In the event the Grantor fails to provide such an affidavit, the Company shall be entitled to withhold from the Acquisition Consideration and pay to the Internal Revenue Service the sums required to be withheld pursuant to FIRPTA (and the amount so withheld shall be paid by the Company to the Internal Revenue Service, in order for the Company to comply with the provisions of
Section 1445 of the Internal Revenue Code of 1986 or successor similar legislation, as the same may be amended hereafter).

          (e)  The Lock-up Agreement and the Registration Rights Agreement.

          (f) Any other documents, agreements or instruments as the Company shall reasonably request in order to assign, transfer and convey the Grantor's Property Interests to the Company as a contribution to capital and to otherwise effectuate the transactions contemplated hereby, including filings with any applicable governmental jurisdiction in which the Company is required to file its partnership documentation.

          2.4  Cessation of Public Offering.  If at any time the Board of
               ----------------------------
Directors of the Company determines in good faith to abandon the formation of the Company or the IPO (the date of such determination being referred to as the "CESSATION DATE"), the Company will so advise the Grantor in writing and thereupon the parties hereto will be relieved of all obligations under this Agreement and all Closing Documents (except for obligations arising under Sections 2.5, 2.6, 3.5, 4.2 and 7.10).

          2.5  Closing Costs.  The Company agrees to pay all of the closing
               -------------
costs, other than the Grantor's legal fees, arising from the contribution of the Grantor's Property Interests to the Company pursuant to the exercise by the Company of the Grantor's Option.

          2.6  Default.
               -------

          (a) If after having exercised an Option, the Company fails to close (including a failure due to the IPO Closing not having occurred), then the Company will pay to the Grantor the sum of $100.00 as liquidated and agreed upon damages. The parties acknowledge that it would be difficult, if not impossible, to ascertain the actual measure of the Grantor's damages in the event of the Company's default and the parties agree that $100.00 is a fair reflection of the Grantor's damages in such event.

          (b) If the Grantor defaults with respect to its obligations under this Agreement, the Company shall be entitled to exercise against the Grantor any and all remedies provided at law or in equity, including but not limited to, the right of specific performance.

          2.7  Further Assurances.  The Grantor will, from time to time, execute
               ------------------
and deliver to the Company all such other and further instruments and documents and take or cause to be taken all such other and further action as the Company may reasonably request in order to effect the transaction contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Company to effect and evidence the contribution of the Grantor's Property Interests to the Company in accordance with the terms of this Agreement.


          ARTICLE III:  REPRESENTATIONS, WARRANTIES
                        AND COVENANTS THE GRANTOR
                        ---------------------------

          As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Grantor hereby makes to the Company each of the representations and warranties set forth in this
Article III, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Company's obligation to consummate the contribution of the Grantor's Property Interests to the Company after the exercise of the Grantor's Option, such representations and warranties must be true as of the Closing Date.

          3.1  Title to Interests.  Except as set forth on Exhibit A, the
               ------------------
Grantor owns beneficially and of record, free and clear of any claim, lien, pledge (except for pledges relating to the debt or equity financing of any Property (any such pledge, a "PERMITTED PLEDGE")), voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other rights of any nature whatsoever (collectively, "ENCUMBRANCES"), and has full power and authority to convey free and clear of any Encumbrances, its Property Interests and, upon delivery of an Assignment by the Grantor conveying its Property Interests and delivery of the Acquisition Consideration by the Company for such Property Interests as herein provided, the Company will acquire as a contribution to capital good and valid title thereto, free and clear of any Encumbrance, except Encumbrances created in favor of the Company by the transaction contemplated hereby. The Grantor's Property Interests representing an interest in a Partnership has been validly issued and the Grantor has funded (or will fund before the same is past due) all capital contributions and advances to the Partnership in which such Property Interest represents an interest that are required to be funded or advanced prior to the date hereof and the date of the Closing. There are no agreements, instruments or understandings with respect to any of the Grantor's Property Interests except, in the case of any Property Interest constituting an interest in a Partnership, as set forth in the partnership agreement of such Partnership. The Grantor has no interest, either direct or indirect, in any of the Partnerships or Properties except for the Property Interests identified on Exhibit A which are the subject of this Agreement. No Permitted Pledge will be in existence as of the date of the Closing, and the Grantor shall provide, at the Closing, such documentary evidence of the release of any Permitted Pledge as the Company may reasonably request. In making the representations in this Section 3.1 regarding the absence of Encumbrances, the Grantor may assume that the consents and waivers of rights set forth in Section
7.9 hereof have been given by all partners of any Partnerships in which the Grantor's Property Interests represent direct or indirect interests.

          3.2  Organization; Authority; No Conflicts.  The declaration of trust
               -------------------------------------
creating the Grantor is in full force and effect. The Grantor has full right, authority, power and capacity: (i) to execute and deliver this Agreement, each Closing Document and each other agreement, document and instrument to be executed and delivered by or on behalf of the Grantor pursuant to this Agreement; (ii) to perform the transactions contemplated hereby and thereby; and
(iii) to transfer, assign, convey and deliver all of the Grantor's Property Interests to the Company in accordance with this Agreement. All applicable trust action necessary for the Grantor to execute and deliver this Agreement, the Closing Documents and each other agreement, document and instrument executed by or on behalf of the Grantor pursuant to this Agreement, and to perform the transactions contemplated hereby and thereby, has been taken, or will be taken prior to the Closing Date. This Agreement, each Closing Document and each other agreement, document and instrument executed and delivered by or on behalf of the Grantor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Grantor, each enforceable in accordance with its respective terms. Except for any breaches, violations or defaults which will be waived or cured, or discharged or repaid prior to or contemporaneously with the Closing, the execution, delivery and performance of this Agreement, the Closing Documents and each other agreement, document and instrument to be executed and delivered by or on behalf of the
Grantor: (x) does not and will not violate the Grantor's declaration of trust;
(y) does not and will not violate any foreign, federal, state, local or other laws applicable to the Grantor or require the Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and (z) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement or any other agreement, contract, instrument, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Grantor is a party or by which the property of the Grantor is bound or affected, or result in the creation of any Encumbrance on any of the property or assets of any Partnership in which any Property Interest of the Grantor represents an interest. In making the representations set forth in this Section 3.2, the Grantor may assume (i) that the consents and waivers of rights set forth in Section 7.9 hereof have been given by all partners of Partnerships in which the Grantor's Property Interests represent direct or indirect interests and (ii) that, for purposes of making such representation as of the date hereof, any Permitted Pledge has been released.

          3.3  Litigation.  There is no litigation or proceeding, either
               ----------
judicial or administrative, pending or overtly threatened, affecting all or any portion of the Grantor's Property Interests or the Grantor's ability to consummate the transactions contemplated hereby. The Grantor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Property Interests, which in any such case would impair the Grantor's ability to enter into and perform all of its obligations under this Agreement.

          3.4  No Other Agreements.  The Grantor has made no agreement with, and
               -------------------
will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or entity to sell, transfer, dispose of or in any way encumber any of the Grantor's Property Interests or restricting in any way the Grantor's ability to contribute the Grantor's Property Interests to the Company or to enter into any agreement with respect to the Grantor's Property Interests. In making the representations set forth in this Section 3.4, the Grantor may assume (i) that the consents and waivers of rights set forth in
Section 7.9 hereof have been given by all partners of the Partnerships in which the Grantor's Property Interests represent direct or indirect interests and (ii) that, for purposes of making such representations as of the date hereof, any Permitted Pledge has been released.

          3.5  No Brokers.  The Grantor has not entered into, and covenants that
               ----------
it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          3.6  Investment Representations and Warranties.
               -----------------------------------------

          (a) The Grantor has received and reviewed a copy of the Private Placement Memorandum (the "PRIVATE PLACEMENT MEMORANDUM") prepared in connection with the contribution of Property Interests to the Company (which Private Placement Memorandum includes a draft Registration Statement on Form S-11 prepared in connection with the IPO), the Summary of Partnership Agreement Provisions (the "PARTNERSHIP SUMMARY") and the Summary of Tax Matters (the "TAX MATTERS SUMMARY"), and understands the risks of, and other considerations relating to, an investment in the Common Stock. The Grantor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in the Common Stock, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in the Common Stock, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests and (iii) is capable of bearing the economic risk of such investment. The Grantor is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act. If the Grantor has retained or retains a person to represent or advise it with respect to its investment in the Common Stock, the Grantor will advise the Company of such retention and, at the Company's request, the Grantor shall, prior to or at the Closing, (i) acknowledge in writing such representation and (ii) cause such representative or advisor to deliver a certificate to the Company containing such representations as may be reasonably requested by the Company.

          (b) The Grantor understands that an investment in the Company involves substantial risks. The Grantor has been given the opportunity to make a thorough investigation of the proposed activities of the Company and has been furnished with materials relating to the Company and its proposed activities, including, without limitation, the Private Placement Memorandum, the Partnership Summary and the Tax Matters Summary. The Grantor has been afforded the opportunity to obtain any additional information requested by it. The Grantor has had an opportunity to ask questions of and receive answers from representatives of the Company concerning the Company and its proposed activities and the terms and conditions of an investment in the Common Stock. The Grantor has relied and is making its investment decision based upon the Private Placement Memorandum, the Partnership Summary, the Tax Matters Summary and other written information provided to the Grantor by or on behalf of the Company.

          (c) The Common Stock to be issued to the Grantor at the Closing will be acquired by the Grantor for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Grantor was not formed for the specific purpose of acquiring an interest in the Company.

          (d) The Grantor acknowledges that (i) the Common Stock to be issued to the Grantor at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and the certificates representing such Common Stock will bear a legend to such effect, (ii) the Company's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantor contained herein, (iii) the Common Stock to be issued to the Grantor at the Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (iv) there is no public market for the Common Stock, and (v) the Company has no obligation or intention to register such Common Stock under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement (as defined below). The Grantor hereby acknowledges that because of the restrictions on transfer or assignment of such Common Stock to be issued hereunder which will be set forth in the Lock-up Agreement, the Grantor may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Common Stock issued hereunder for an indefinite period of time, although the Grantor will be afforded certain rights to have such Common Stock registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement (as described in Section 5.1(a)).

          (e) The address set forth on the signature page of the Agreement is the address of the Grantor's principal place of business and the Grantor has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is sited.

          3.7  Private Placement Memorandum.  The Grantor understands and
               ----------------------------
acknowledges that the Private Placement Memorandum, including, but not limited to, the descriptions of the various transactions relating to the formation and business of the Company and the Operating Partnership set forth in the Private Placement Memorandum, are in draft form only, and such transactions are subject to change without the consent of the Grantor. Without limiting the foregoing, such changes may include the deletion (or addition) of one or more properties expected to be acquired by the Company or the Operating Partnership and changes in the amount of the indebtedness expected to be repaid with the proceeds of the IPO. The Company shall not be obligated to obtain the Grantor's consent as a result of such changes, although such changes could affect the nature and value of the Grantor's investment in the Common Stock.

          3.8  Covenant to Remedy Breaches.  The Grantor covenants to use all
               ---------------------------
reasonable efforts within its control (i) to prevent the breach of any representation or warranty of the Grantor hereunder, (ii) to satisfy all covenants of the Grantor hereunder and (iii) to promptly clear any breach of a representation, warranty or covenant of the Grantor hereunder upon its learning of same.

          ARTICLE IV:  REPRESENTATIONS, WARRANTIES AND
                       COVENANTS OF THE COMPANY
                       -------------------------------

          As a material inducement to the Grantor to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes to the Grantor each of the representations and warranties set forth in this
Article IV, which representations and warranties are true as of the date hereof. As a condition to the Grantor's obligation to consummate the contribution of the Grantor's Property Interests to the Company after exercise of the Grantor's Option, such representations and warranties shall be true as of the date of the Closing.

          4.1  Authority.  The Company is a corporation duly organized, validly
               ---------
existing and in good standing under the laws of the state of Maryland. The Company has full right, authority, power and capacity: (i) to execute and deliver this Agreement, each Closing Document to which it is a party and each other agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Agreement; (ii) to perform the transactions contemplated hereby and thereby; and (iii) to issue the Common Stock to the Grantor pursuant to and in accordance with the terms of this Agreement. This Agreement, each Closing Document to which the Company is a party and each agreement, document and instrument executed and delivered by the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Company, each enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement, each Closing Document to which the Company is a party and each such agreement, document and instrument by the Company: (x) does not and will not violate its charter or bylaws; (y) does not and will not violate any foreign, federal, state, local or other laws applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or authority (government or otherwise) that has not been obtained or made and which does not remain in effect; and (z) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement, any other material agreement, contract, instrument, lease, permit or authorization, or any order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected.

          4.2  No Brokers.  The Company has not entered into, and covenants that
               ----------
it will not enter into, any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Grantor to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          4.3  Same Offer.  The Grantor has been offered the opportunity to
               ----------
contribute its Property Interests to the Company on the same terms and conditions as made by the Company or the Operating Partnership to other holders of Property Interests or to the holders of direct or indirect interests in other partnerships or properties.

          4.4  Grantor's Participation.  The Grantor's execution of this
               -----------------------
Agreement is not essential to, or a condition of, formation of the Company or completion of the IPO.

          ARTICLE V:  POWER OF ATTORNEY
                      -----------------

          5.1  Grant of Power of Attorney.  The Grantor does hereby irrevocably
               --------------------------
appoint Elizabeth Williams, with full power of substitution (such person or any such successor acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN-FACT"), as the true and lawful attorney-in-fact and agent of the Grantor, to act in the name, place and stead of the Grantor:

          (a) To enter into (i) the Registration Rights Agreement, which provides the Grantor certain rights to have the shares of Common Stock received by it pursuant to this Agreement registered under the Securities Act, and (ii) the Lock-up Agreement.

          (b) To take for the Grantor all steps deemed necessary or advisable by the Company in connection with the IPO, including without limitation (i) filing a registration statement and amendments thereto (the "REGISTRATION STATEMENT") under the Securities Act which describes the benefit to be received by the Grantor in connection with the formation of the Company and the offering of the Company's Common Stock, (ii) distributing a preliminary prospectus and prospectus regarding the offering of the Company's Common Stock (the "PRELIMINARY PROSPECTUS" and "PROSPECTUS") which contain such information as is deemed necessary or desirable to lawfully effect the IPO, and (iii) to take such other steps as the Attorney-in-Fact may deem necessary or advisable.

          (c) To make, acknowledge, verify and file on behalf of the Grantor applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the exemption from registration of the Common Stock and the qualification of the Common Stock under the securities or Blue Sky laws of the jurisdictions in which the Common Stock is to be offered.

          (d) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the Closing Documents, the Partnership Agreement, any other documents relating to the contribution of the Grantor's Property Interests to the Company, and any consents contemplated by Section 7.9 hereof) and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement and the Closing Documents as fully as could the Grantor if personally present and acting.

          The Power of Attorney granted by the Grantor pursuant to this Article V and all authority conferred hereby is granted and conferred subject to and in consideration of the interest of the Company and is for the purpose of completing the transactions contemplated by this Agreement. The Power of Attorney of the Grantor granted hereby and all authority conferred hereby is coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of the Grantor or by operation of law, or by the occurrence of any other event or events, including without limitation the termination or liquidation of the trust, if, after the execution hereof, the Grantor is liquidated or the trust terminated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such liquidation, termination or other event or events had not occurred and regardless of notice thereof. The Grantor agrees that, at the request of the Company, it will promptly execute a separate power of attorney on the same terms set forth in this Article V, such execution to be witnessed and notarized.

          5.2  Limitation on Liability.  It is understood that the Attorney-in-
               -----------------------
Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by the Grantor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the formation of the Company, the contribution of the Property Interests to the Company, the Registration Statement, the Prospectus or any Preliminary Prospectus, nor for any aspect of the IPO, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. The Grantor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred or in part arising out of or in connection with its acting as the Attorney-in-Fact under the Power of Attorney created by the Grantor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. The Grantor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the Company) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to the Grantor hereunder, release, amend or modify any other Power of Attorney granted by any other person under any related agreement.

          5.3  Ratification; Third Party Reliance.  The Grantor does hereby
               ----------------------------------
ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Grantor hereunder, and the Grantor authorizes the reliance of third parties on this Power of Attorney and waives its right, if any, as against any such third party for its reliance hereon.


          ARTICLE VI:  DEFINED TERMS
                       -------------

          "ACQUISITION CONSIDERATION" shall have the meaning set forth in
Section 1. 3 of this Agreement.

          "AGREEMENT" shall have the meaning set forth in the Preamble of this Agreement.

          "ASSIGNMENT" shall have the meaning set forth in Section 2.3 of this Agreement.

          "ATTORNEY-IN-FACT" shall have the meaning set forth in Section 5.1 of this Agreement.

          "CESSATION DATE" shall have the meaning set forth in Section 2.4 of this Agreement.

          "CLOSING" shall have the meaning set forth in Section 2.2 of this Agreement.

          "CLOSING DOCUMENTS" shall have the meaning set forth in Section 2.2 of this Agreement.

          "COMMON STOCK" shall have the meaning set forth in Recital C of this Agreement.

          "COMPANY" shall have the meaning set forth in the Preamble of this Agreement.

          "CONSENTS" shall have the meaning set forth in Section 7.9 of this Agreement.

          "CONVEYANCE ACTION" shall have the meaning set forth in Section 7.9 of this Agreement.

          "ENCUMBRANCES" shall have the meaning set forth in Section 3.1 of this Agreement.

          "ESCROW AGENT" shall have the meaning set forth in Section 2.2 of this Agreement.

          "FIRPTA" shall have the meaning set forth in Section 2.3 of this Agreement.

          "GENERAL PARTNER" shall have the meaning set forth in Section 2.2 of this Agreement.

          "GRANTOR" shall have the meaning set forth in the Preamble of this Agreement.

          "IPO" shall have the meaning set forth in Recital C of this Agreement.

          "IPO CLOSING" shall have the meaning set forth in Section 2.2 of this Agreement.

          "LOCK-UP AGREEMENT" shall have the meaning set forth in Section 1.4 of this Agreement.

          "OPERATING PARTNERSHIP" shall have the meaning set forth in Recital C of this Agreement.

          "OPTION" shall have the meaning set forth in Section 1.1 of this Agreement.

          "OPTION NOTICE" shall have the meaning set forth in Section 2.2 of this Agreement.

          "OPTION TERMINATION DATE" shall have the meaning set forth in Section
1.2 of this Agreement.

          "PARTNERSHIP SUMMARY" shall have the meaning set forth in Section 3.6 of this Agreement.

          "PARTNERSHIPS" shall have the meaning set forth in Recital B of this Agreement.

          "PERMITTED PLEDGE" shall have the meaning set forth in Section 3.1 of this Agreement.

          "PRELIMINARY PROSPECTUS" shall have the meaning set forth in Section
5.1 of this Agreement.

          "PRIVATE PLACEMENT MEMORANDUM" shall have the meaning set forth in
Section 3.6 of this Agreement.

          "PROPERTY" shall have the meaning set forth in Recital B of this Agreement.

          "PROPERTY INTERESTS" shall have the meaning set forth in Recital B of this Agreement.

          "PROSPECTUS" shall have the meaning set forth in Section 5.1 of this Agreement.

          "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in
Section 1.5 of this Agreement.

          "REGISTRATION STATEMENT" shall have the meaning set forth in Section
5.1 of this Agreement.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "TAX MATTERS SUMMARY" shall have the meaning set forth in Section 3.6 of this Agreement.

          "WAIVERS" shall have the meaning set forth in Section 7.9 of this Agreement.


          ARTICLE VII:  MISCELLANEOUS
                        -------------

          7.1  Amendment.  Any amendment hereto shall be effective only against
               ---------
the party hereto who has acknowledged in writing its consent to such amendment. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

          7.2  Entire Agreement; Counterparts; Applicable Law.  This Agreement
               ----------------------------------------------
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflicts of law provisions thereof.

          7.3  Assignability.  This Agreement shall be binding upon, and shall
               -------------
be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided,
                                                                 --------
however, that this Agreement may not be assigned (except by operation of law) by the Company without the prior written consent of the Grantor, or by the Grantor without the prior written consent of the Company, and any attempted assignment without such consent shall be void and of no effect; provided, further, however,
                                                     --------
that the Company may assign all or any portion of this Agreement and the Closing Documents and any agreement contemplated hereunder or thereunder to the Company or the Operating Partnership or to an affiliate of the Company or the Operating Partnership without the consent of the Grantors.

          7.4  Titles.  The titles and captions of the Articles, Sections and
               ------
paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

          7.5  Third Party Beneficiary.  No provision of this Agreement is
               -----------------------
intended, nor shall it be interpreted, to provide or create any third party beneficiary right or any other right of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, provided, however, that Sections 5.3, 7.3 and 7.9 of
                        --------
this Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

          7.6  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Company to effect such replacement.

          7.7  Equitable Remedies.  The parties hereto agree that irreparable
               ------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Agreement or otherwise at law or in equity.

          7.8  Notices; Exercise of Option.  Any notice or demand which must or
               ---------------------------
may be given under this Agreement (including the exercise by the Company of an Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service utilizing its next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Company to the following address and telecopy number:

                    American General Hospitality Corporation
                    3860 West Northwest Highway, Suite 300
                    Dallas, Texas 75220
                    Attention: President
                    Phone: (214) 352-3330
                    Telecopy: (214) 351-0568

                    With a copy to:

                    Battle Fowler LLP
                    75 East 55th Street
                    New York, New York 10022
                    Attention: Peter M. Fass, Esq.

and addressed and delivered or telecopied, in the case of a notice to the Grantor, to the address and telecopy number set forth under the Grantor's name on the signature page of this Agreement.

          7.9  Waiver of Rights; Consents with Respect to Partnership Interests.
               ----------------------------------------------------------------

          (a) The Grantor acknowledges that the agreements contained herein and the transactions contemplated hereby and any actions taken in contemplation of the transactions contemplated hereby (including the declaration of any dividend or distribution in the form of Property Interests) may conflict with, and may not have been contemplated by, the partnership agreement of one or more Partnerships in which one or more of the Grantor's Property Interests represent a direct or indirect interest or another agreement among one or more holders of such Property Interests or one or more of the partners of any such partnership. With respect to each Partnership in which a Property Interest of the Grantor represents a direct or indirect interest, the Grantor expressly gives all Consents (and any consent necessary to authorize the proper parties in interest to give all Consents) and Waivers necessary or desirable to facilitate any Conveyance Action relating to such partnership (as such terms are defined below).

          As used herein, the term "CONVEYANCE ACTION" means, with respect to any Partnership having a direct or indirect ownership interest in any Property,
(i) the conveyance or agreement to convey by a partner thereof or by any holder of an indirect interest therein (whether or not such partner or holder is the Grantor hereunder) of its direct or indirect interest in such partnership to the Company or the Operating Partnership or to another person in connection with the formation of the Company and the Operating Partnership as described in the Private Placement Memorandum, or (ii) the entering into by any such partner or holder of any agreement relating to (x) the formation of the Company and the Operating Partnership as described in the Private Placement Memorandum, (y) the direct or indirect acquisition by the Company or the Operating Partnership of any such direct or indirect interest, or (z) the transactions described in or contemplated by the Private Placement Memorandum, or (iii) the taking by any such partner or holder of any action necessary or desirable to facilitate any of the foregoing, including, without limitation, the following (provided that the same are taken in furtherance of the foregoing): any sale or distribution to any person of a direct or indirect interest in such partnership, the entering into any agreement with any person that grant to such person the right to purchase a direct or indirect interest in such partnership, and the giving of the Consents and Waivers contained in this Section 7.9 or consent or waivers similar thereto in form or purpose. As used herein, the term "CONSENTS" means, with respect to any such partnership, any consent necessary or desirable under the partnership agreement of such partnership or any other agreement among all or any of the holders of interests therein or any other agreement relating thereto or referred to therein (i) to permit any and all Conveyance Actions relating to such partnership or to amend such partnership agreement and/or other agreements so that no provision thereof prohibit, restricts, impairs or interferes with any Conveyance Action (such amendment to include, without limitation, the deletion of provisions which cause a default under such agreement if interest therein are transferred for cash), (ii) to admit the Company or the Operating Partnership (or any affiliate thereof) in accordance with Section 7.3 above) as a substitute limited partner or general partner of such partnership upon the Company's acquisition of a limited or general partner interest therein, respectively, and to adopt such amendment as is necessary or desirable to effect such admission,
(iii) to adopt any amendment as may be deemed desirable by the Company, either simultaneously with or immediately prior to the acquisition of a limited or general partnership interest therein, and (iv) to continue such partnership following the transfer of interests therein to the Company or the Operating Partnership (or any affiliate thereof in accordance with Section 7.3 above). As used herein, the term "WAIVERS" means, with respect to a partnership of which a Property Interest of the Grantor represents a direct or indirect interest, the waiving of any and all rights that the Grantor may have with respect to, and (to the extent possible) that any other person may have with respect to, or that may accrue to the Grantor or other person upon the occurrence of, a Conveyance Action relating to such partnership, including, but not limited to, the following rights: rights of notice, rights to response periods, rights to purchase the direct or indirect interest of another partner in such partnership or to sell the Grantor's or other person's direct or indirect interest therein to another partner, rights to sell the Grantor's or other person's direct or indirect interest therein at a price other than as provided herein, or rights to prohibit, limit, invalidate, otherwise restrict or impair any such Conveyance Action or to cause a termination or dissolution of such partnership because of such Conveyance Action. The Grantor further agrees that the Grantor will take no action to enjoin, or seek damages resulting from, any Conveyance Action by any holder of a direct or indirect interest in a partnership in which a Property Interest of the Grantor represents a direct or indirect interest. The Waivers and Consent contained in this Section 7.9 shall terminate upon the termination of this Agreement, except as to transactions completed hereunder prior to termination.

          (b) The Grantor by its execution hereof gives such consent as is necessary to cause, with respect to the partnership agreement of each partnership in which a Property Interest of the Grantor represents directly or indirectly, a limited partner or general partner interest, an amendment thereto to enable such partnership, to the extent permissible under applicable law, (i) to admit the Company or the Operating Partnership (or any affiliate thereof in accordance with Section 7.3 above) as a substitute limited partner therein and/or a substitute general partner therein if the Company or the Operating Partnership (or any affiliate thereof in accordance with Section 7.3 above) by the exercise of the Grantor's Option acquires a limited partnership interest or a general partnership interest in such partnership, (ii) to redeem the interest of any other partner therein who has not agreed to become a party to this Agreement, (iii) to distribute to all partners thereof, including any partner who has not agreed to become a party to this Agreement, the Common Stock and cash (in such proportions to each partner therein as the general partner or general partners thereof may determine, provided that the Grantor receives as a result of all such distributions and the direct payment of consideration hereunder, that number of the shares of Common Stock that is in conformity with the Acquisition Consideration of the Grantor provided for herein), and thereafter, at the Company's option, to dissolve, and (iv) any such other amendment as the Company may deem desirable, provided that such amendment occurs simultaneously with or immediately prior to the acquisition of the applicable partnership interest and, provided further, that such amendment will not result in any increased liability on the part of the Grantor hereunder or under the applicable partnership agreement. The Attorney-in-Fact may on behalf of the Grantor execute such consents, amendments or other instruments as it deems necessary or desirable in connection with the foregoing.

          7.10  Confidentiality.  The Grantor shall treat as strictly
                ---------------
confidential the fact that the Company is contemplating an offering of its Common Stock until such time as the Company has filed a Registration Statement with the Securities and Exchange Commission, and shall not communicate at any time the terms of this Agreement to any person other than counsel to the Grantor who agree to keep such terms confidential. Grantor shall treat all information received from the Company or its counsel or advisors pertaining to the Company confidential and shall disseminate same only to counsel to the Grantor who agree to keep such information confidential.

          7.11  Computation of Time.  Any time period provided for herein which
                -------------------
shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are New York City time.

          7.12  Survival.  It is the express intention and agreement of the
                --------
parties hereto that the representations, warranties and covenants of the Grantor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

          7.13  Time of the Essence.  Time is of the essence with respect to all
                -------------------
obligations of Grantor under this Agreement.


          IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

                              THE COMPANY:

                              By:  /s/ Bruce C. Wiles
                                   ------------------------------------------
                                   Name:   Bruce C. Wiles
                                   Title:  Executive Vice President



                              THE GRANTOR:

                              By:  /s/ Tammy Waybourn
                                   ---------------------------------------------
                                   Name:  Tammy Waybourn
                                   Title: Chairperson

                                   Address and Telephone Number of Grantor:

                                   3860 W Northwest HuySte 300
                                   ---------------------------------------------

                                   Dallas. Tx  75220
                                   ---------------------------------------------

                                      214-904-2038
                                   ---------------------------------------------
                                   Jeffrey C. Brinda, Trustee

                                                                       EXHIBIT D

     The Adjustment Provisions set forth below herein are substantially in the form as Article ("Article 7") of that certain Contribution Agreement, among Virtual Hospitality, Inc., Jackson-Shaw Partners No. 51, Ltd., 3005 Hotel Associates, Ltd., 3100 Hotel Associates, L.P., Stephen D. Jorns, James E. Sowell, Lewis W. Shaw, II, Kenneth W. Shaw, Monica Jorns, Bruce G. Wiles, 3860 Investors Joint Venture, and 282 Almaden Hotel Associates, L.P. and the Operating Partnership, dated on or about the 26th day of April, 1996. It is the intention of the parties that the adjustments contemplated in Section 1.6 shall be made in accordance with Article 7.

ADJUSTMENT PROVISIONS
- ---------------------



          7.1  APPORTIONMENTS.  With respect to each Hotel, the Contribution
               --------------
Value reflects a deduction for all mortgage indebtedness on the Hotels. With respect to each Partnership, the following adjustments and apportionments shall be made in cash among the Contributors in each Partnership, and the OP. It is the parties' intention that the prorations and adjustments conform in substance to those that would be made in a sale of real property as set forth herein. All such prorations for each Partnership shall be netted against each other and the net amount, if in favor of the Contributors, shall be paid in cash to each Contributor (and each Other Contributor) in such Partnership with each such Contributor (and each Other Contributor) to receive its "Allocable Share" of such amount; or, if in favor of the OP, to the OP, in which case, each Contributor (and each Other Contributor) shall pay its Allocable Share thereof. As used in this Article 7, Allocable Share shall mean each Contributor's (and Other Contributor's) pro rata share commensurate with its Partnership Interest in the Partnership at Closing. At Closing, the following items of revenue and expense shall be prorated as of 12:01 A.M. on the Closing Date:

          A. Real estate taxes, personal property or use taxes and sewer rents, on the basis of the best available estimates for such taxes and rents that will be due and payable on the Hotel for the calendar year in which the Closing occurs.

          B. All utility costs and expenses and other costs and expenses of operating the Hotel which are reasonably capable of proration, including, but not limited to, all salaries, compensation, sick pay, vacation pay and other accrued benefits of Hotel employees.

          C. Amounts paid or payable under the service contracts and equipment leases.

          D. Rents under space leases and other revenues as and when collected. If the Partnership receives any rents from tenants under space leases after the Closing Date then such collections shall first be applied to rents accruing on or after the Closing Date, and OP shall cause the Partnership to remit the balance, if any, to the applicable Contributors to the extent any pre-Closing Date rental obligation under such tenant's lease remains unpaid. Upon request of the Contributors (at their expense), the Partnership will use reasonable efforts to collect delinquent rents directly from a tenant on such Contributors' behalf.

          E. The Contributors will be charged with all interest to date of Closing on any mortgage other than DFW South. With respect to DFW South, interest thereon and all escrows held by lender shall be adjusted at Closing.

          F.   Rents due under any ground leases shall be prorated.

          G. Guest, convention, room, food, beverage, and all other charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that food, room service and restaurant revenue shall be read, measured (and tapes preserved) and apportioned as of 2:00 a.m. on the Closing Date. The final night's room revenue (revenue from rooms occupied on the evening preceding the Closing Date) less a sum equal to all room maid services with respect thereto shall be allocated to the applicable Contributors. All cash, checks, and other funds, and all other notes, security, accounts receivable and other evidence of indebtedness located at the Hotel as of 2:00 a.m. on the Closing Date and balances on deposit to the credit of the Partnership with banking institutions are and shall be credited to the applicable Contributors (except for the guest (tray) ledger for guests staying in the Hotel on the Closing Date which will be paid for by the OP).

          H. Fees and expenses for music, entertainment, trade association dues, trade, newspaper and other periodical subscriptions, coin machine income, and washroom and checkroom income.

          I.   The value of food and liquor inventory in unopened cases.

          J. With respect to all prepaid rents and deposits, including but not limited to, utility deposits, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services or made in connection with the space leases or the guest bookings (collectively, the "Deposits"), the OP shall be entitled to a credit for the amount of the Deposits which do not remain in possession of the Partnership, and the Partnership will remain liable for all of the post-Closing liability and obligations, if any, with regard to such Deposits;

          7.2  RECONCILIATION.  If, after the prorations to be made pursuant to
               --------------
7.1, (x) the sum of all cash and cash equivalents, investments, accounts receivable, prepaid expenses and deposits and other assets generally recognized as current assets owned by the Partnership, exceeds or is less than (y) the sum of all accounts payable, accrued real estate taxes, accrued interest, other accrued expenses and other liabilities generally recognized as current liabilities owed by the Partnership, any excess amount shall be paid by the OP to the Contributors (and Other Contributors) in such Partnership (based on their Allocable Shares), or such Contributors (and Other Contributors) shall each pay their Allocable Shares of any shortfall to the OP, as the case may be; provided, however, that the Contributors (and the Other Contributors) in each Partnership shall remain each responsible for their Allocable Shares of the payment of all accounts payable and other pre-Closing liabilities of each Partnership relating exclusively to periods prior to the Closing Date and each of the Contributors (and the Other Contributors) in each Partnership shall be entitled to receive their Allocable Shares of all accounts receivable relating exclusively to such period, and no prorations will be made with respect thereto.

          7.3  OTHER COSTS.  All sales, use and occupancy taxes, if any, due or
               -----------
to become due in connection with revenues received from the Hotel prior to the Closing Date will be paid by the applicable Contributors. All sales, use and other transfer taxes, if any, payable as a result of the contribution of the Partnership Interests to the OP will be paid by the OP. The Contributors shall be entitled to receive any rebates or refunds on taxes or other payments paid by the Partnerships for periods prior to the

Closing. The costs of Title Policies and recordation of all instruments as well as all surveys, environmental investigations, and the like shall be borne by the OP.

          7.4  ESTIMATE AND FINAL RECONCILIATION.  Prior to Closing, the
               ---------------------------------
Contributors and Partnership shall reasonably cooperate to make a preliminary determination of the prorations required hereunder, and upon closing in escrow pursuant to Section 5.2, all such adjustments and prorations shall be paid into escrow based on those estimated numbers. After Closing, the Contributors (and Other Contributors) in each Partnership shall reasonably cooperate to make a final determination of such prorations in accordance with this Article 7. Upon the final reconciliation of the prorations under this Article, but in any event not later than thirty days following Closing, any party which owes another party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay such sums shall survive Closing.

          7.5  CONTRACT HOTEL.  The prorations, adjustments and costs in
               --------------
connection with the acquisition of the Contract Hotel shall be allocated between the Seller and the Acquired Hotel Owner in accordance with the Contract. At Closing, the Contract Contributor shall be reimbursed in cash for the cost of any deposit, title search, survey or any other out-of-pocket costs it incurred in connection with the Contract.

                                 Schedule 1.3A
                                 -------------



          At the Closing, the Grantor, shall receive a number of shares of Common Stock equal to (i) the value of the Equity Interest (as defined below) (subject to adjustment as set forth below) divided by (ii) the mid-point of the proposed per share offering prices (the "Mid-Point") set forth in the final red herring prospectus (the "RED HERRING") included in the Company's Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"). In the event the initial yield (the "Initial Yield") (calculated by dividing the estimated annual distribution per share for the 12-month period following the IPO, as set forth in the Red Herring, by the Mid-Point) is a percentage greater or less than 8.0%, then the value of the Equity Interest shall increase or decrease accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Operating Partnership; provided, however, in no event shall the value of the Equity Interest be reduced by more than 12.5%. As used herein, the "value of the Operating Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Operating Partnership or the shareholders in the Company (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the value of the Equity Interest may never be reduced by more than 12.5%, there shall be no cap on increases in the value of the Equity Interest as a result of any positive pricing adjustment described in this Schedule 1.3A. For purposes of this Schedule 1.3A, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the value of the Equity Interests (plus the Grantor's pro rata share of the mortgage debt) which are the subject of the Agreement and the denominator of which is the value of all the assets acquired by the Operating Partnership upon the consummation of the IPO as determined in good faith by the Company. For purposes of this Agreement, the value of the Equity Interests of the Grantor in MDV Limited Partnership shall be equal to the product of the Grantor's Property Interest (as set forth for such limited partnership in Exhibit A) multiplied by $1,949,270.

                                 Schedule 1.3B
                                 -------------



          At the Closing, the Grantor, shall receive a number of shares of Common Stock equal to (i) the value of the Equity Interest (as defined below) (subject to adjustment as set forth below) divided by (ii) the mid-point of the proposed per share offering prices (the "Mid-Point") set forth in the final red herring prospectus (the "RED HERRING") included in the Company's Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"). In the event the initial yield (the "Initial Yield") (calculated by dividing the estimated annual distribution per share for the 12-month period following the IPO, as set forth in the Red Herring, by the Mid-Point) is a percentage greater or less than 8.0%, then the value of the Equity Interest shall increase or decrease accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Operating Partnership; provided, however, in no event shall the value of the Equity Interest be reduced by more than 12.5%. As used herein, the "value of the Operating Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Operating Partnership or the shareholders in the Company (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the value of the Equity Interest may never be reduced by more than 12.5%, there shall be no cap on increases in the value of the Equity Interest as a result of any positive pricing adjustment described in this Schedule 1.3B. For purposes of this Schedule 1.3B, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the value of the Equity Interests (plus the Grantor's pro rata share of the mortgage debt) which are the subject of the Agreement and the denominator of which is the value of all the assets acquired by the Operating Partnership upon the consummation of the IPO as determined in good faith by the Company. For purposes of this Agreement, the value of the Equity Interests of the Grantor in 455 Meadowlands Associates, Ltd. shall be equal to the product of the Grantor's Property Interest (as set forth for such limited partnership in Exhibit A) multiplied by $2,686,997.

                                 Schedule 1.3C
                                 -------------



          At the Closing, the Grantor, shall receive a number of shares of Common Stock equal to (i) the value of the Equity Interest (as defined below) (subject to adjustment as set forth below) divided by (ii) the mid-point of the proposed per share offering prices (the "Mid-Point") set forth in the final red herring prospectus (the "RED HERRING") included in the Company's Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"). In the event the initial yield (the "Initial Yield") (calculated by dividing the estimated annual distribution per share for the 12-month period following the IPO, as set forth in the Red Herring, by the Mid-Point) is a percentage greater or less than 8.0%, then the value of the Equity Interest shall increase or decrease accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Operating Partnership; provided, however, in no event shall the value of the Equity Interest be reduced by more than 12.5%. As used herein, the "value of the Operating Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Operating Partnership or the shareholders in the Company (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the value of the Equity Interest may never be reduced by more than 12.5%, there shall be no cap on increases in the value of the Equity Interest as a result of any positive pricing adjustment described in this Schedule 1.3C. For purposes of this Schedule 1.3C, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the value of the Equity Interests (plus the Grantor's pro rata share of the mortgage debt) which are the subject of the Agreement and the denominator of which is the value of all the assets acquired by the Operating Partnership upon the consummation of the IPO as determined in good faith by the Company. For purposes of this Agreement, the value of the Equity Interests of the Grantor in Richmond Williamsburg Associates, Ltd. shall be equal to the product of the Grantor's Property Interest (as set forth for such limited partnership in Exhibit A) multiplied by $2,782,277.

                                 Schedule 1.3D
                                 -------------



          At the Closing, the Grantor, shall receive a number of shares of Common Stock equal to (i) the value of the Equity Interest (as defined below) (subject to adjustment as set forth below) divided by (ii) the mid-point of the proposed per share offering prices (the "Mid-Point") set forth in the final red herring prospectus (the "RED HERRING") included in the Company's Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"). In the event the initial yield (the "Initial Yield") (calculated by dividing the estimated annual distribution per share for the 12-month period following the IPO, as set forth in the Red Herring, by the Mid-Point) is a percentage greater or less than 8.0%, then the value of the Equity Interest shall increase or decrease accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Operating Partnership; provided, however, in no event shall the value of the Equity Interest be reduced by more than 12.5%. As used herein, the "value of the Operating Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Operating Partnership or the shareholders in the Company (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the value of the Equity Interest may never be reduced by more than 12.5%, there shall be no cap on increases in the value of the Equity Interest as a result of any positive pricing adjustment described in this Schedule 1.3D. For purposes of this Schedule 1.3D, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the value of the Equity Interests (plus the Grantor's pro rata share of the mortgage debt) which are the subject of the Agreement and the denominator of which is the value of all the assets acquired by the Operating Partnership upon the consummation of the IPO as determined in good faith by the Company. For purposes of this Agreement, the value of the Equity Interests of the Grantor in 183 Hotel Associates, Ltd. shall be equal to the product of the Grantor's Property Interest (as set forth for such limited partnership in Exhibit A) multiplied by $3,424,046.

                                 Schedule 1.3E
                                 -------------



          At the Closing, the Grantor, shall receive a number of shares of Common Stock equal to (i) the value of the Equity Interest (as defined below) (subject to adjustment as set forth below) divided by (ii) the mid-point of the proposed per share offering prices (the "Mid-Point") set forth in the final red herring prospectus (the "RED HERRING") included in the Company's Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"). In the event the initial yield (the "Initial Yield") (calculated by dividing the estimated annual distribution per share for the 12-month period following the IPO, as set forth in the Red Herring, by the Mid-Point) is a percentage greater or less than 8.0%, then the value of the Equity Interest shall increase or decrease accordingly by an amount equal to the Applicable Percentage (as defined below) times the resulting change in the value of the Operating Partnership; provided, however, in no event shall the value of the Equity Interest be reduced by more than 12.5%. As used herein, the "value of the Operating Partnership" shall be determined by taking the product of the "Pro Forma Cash Available for Distribution" as defined in the Red Herring ("CAD") times the percentage of CAD (expressed as a decimal fraction) to be distributed to the partners in the Operating Partnership or the shareholders in the Company (as the case may be) as set forth in the Red Herring, and dividing that product by the Initial Yield. While the value of the Equity Interest may never be reduced by more than 12.5%, there shall be no cap on increases in the value of the Equity Interest as a result of any positive pricing adjustment described in this Schedule 1.3E. For purposes of this Schedule 1.3E, "Applicable Percentage" shall mean the fraction (expressed as a decimal fraction), the numerator of which is the value of the Equity Interests (plus the Grantor's pro rata share of the mortgage debt) which are the subject of the Agreement and the denominator of which is the value of all the assets acquired by the Operating Partnership upon the consummation of the IPO as determined in good faith by the Company. For purposes of this Agreement, the value of the Equity Interests of the Grantor in 3100 Glendale Joint Venture shall be equal to the product of the Grantor's Property Interest (as set forth for such limited partnership in Exhibit A) multiplied by $1,480,771.